Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated March 29, 2013 on the financial statements of National Bancshares, Inc. for the year ended December 31, 2012 in the consolidated financial statements included in this Amendment No. 2 to the Registration Statement on Form S-1 of Triumph Bancorp, Inc. (Registration File No. 333-198838) dated October 27, 2014, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Plante & Moran, PLLC

Chicago, Illinois

October 27, 2014